FORWARD INDUSTRIES ANNOUNCES APPOINTMENT OF CEO TERENCE WISE AND CFO MICHAEL MATTE

WEST PALM BEACH, Fla. – June 29, 2015 – Forward Industries, Inc. (NASDAQ: FORD) today announced the appointment of Terence Wise, who presently serves as the Company’s Chairman of the Board of Directors, as Chief Executive Officer of the Company and Michael Matte as Chief Financial Officer of the Company, following the expiration of Michael Luetkemeyer’s term as Interim CEO. Messrs. Wise and Matte will assume their appointments with immediate effect.  In addition, the Board of Directors announced the appointment of Scott Fine as Lead Director of the Board and Dr. Sharon Hrynkow as a new director of the Board.

Commenting on his appointment, Mr. Wise said, “We are extraordinarily grateful for the strong leadership and clear vision Mike provided during his tenure as Interim CEO, and we look forward to carry on working with him as a continuing member of the Board of Directors. I am eager to build upon the achievements Mike has secured and see our company through its next stage of growth and development.”

Commenting on his appointment, Mr. Matte said, “I am very enthusiastic to join Forward at such a pivotal point in its history. I believe I can draw upon my experience working with publicly listed companies and provide the accounting rigor and value-oriented perspective necessary to help Forward successfully execute its ambitious strategy for future growth.”

Mr. Matte has extensive experience in SEC accounting and reporting procedures, having served as the CFO to three NASDAQ-listed companies. Prior to Mr. Matte’s appointment as CFO at Forward, Mr. Matte served as the CFO and Chief Accounting Officer of Aspen Group, Inc., an online distance-learning education service in the United States, until March 2014. Mr. Matte also served as an Executive Vice President of Finance and CFO of MeetMe, Inc. (formerly, QuePasa Corp.) from October 2007 to March 2013 and as the CFO for Cyberguard from February 2001 to April 2006. Mr. Matte currently serves on the Board of Directors of Coqui Radio Pharmaceutical, a position he has held since June 2013, and previously served on the Board of Directors of Iris International from January 2004 until April 2012. Mr. Matte has also served as a director for QuePasa Corp. from July 2006 until October 2007 and for Geltec Solutions from September 2008 until October 2009. Mr. Matte began his career at PricewaterhouseCoopers where he served as a senior audit manager. Mr. Matte is Member of the American and Florida Institutes of Certified Public Accountants and holds a Bachelor's of Science Degree in Accounting from Florida State University.

Speaking on behalf of the Board, Mr. Fine commented, “In my time working with Terry on the Board of Directors, he has continually proven his steadfast commitment to the company and its stakeholders. We are confident he will be able to usher in the next stage of Forward’s development and deliver streamlined and profitable management. We are also delighted to have found and attracted a candidate of Michael’s experience and caliber. Michael brings with him a wealth of skill and know-how gained while working as the CFO for a number of publicly listed companies and will be a welcomed addition to our executive management team as we look towards solidifying Forward’s foundation and preparing it for a robust future.”

About Forward Industries, Inc.

Incorporated in 1962, and headquartered in West Palm Beach, Fla., Forward Industries is a global designer and distributor of mobile device cases and accessories. Forward Industries’ products can be viewed online at www.forwardindustries.com.

Forward-Looking Statements

In addition to the historical information contained herein, this press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company’s current expectations and projections about its future results, performance, prospects and opportunities. The Company has tried to identify these forward-looking statements by using words such as “may,” “should,” “expect,” “hope,” “anticipate,” “believe,” “intend,” “plan,” “estimate” and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.  No assurance can be given that the actual results will be consistent with the forward-looking statements. Investors should read carefully the factors described in the “Risk Factors” section of the Company’s filings with the SEC, including the Company’s Form 10-K for the year ended September 30, 2014 for information regarding risk factors that could affect the Company’s results. Except as otherwise required by Federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.